UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2007

PANDA ETHANOL, INC.

(Exact name of registrant as specified in its charter)

000-50282

Commission File Number

Nevada	33-0986282
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4100 Spring Valley, Suite 1002

Dallas, Texas 75244

(Address of principal

executive offices, including Zip Code)

972.361.1200

Registrant’s telephone number, including area code:

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 30, 2007, Panda Ethanol Management, LLC (“Ethanol Management”), a wholly-owned subsidiary of Panda Ethanol, Inc. (the “Company”) entered into a Second Amendment to Transition Services Agreement (the “Amendment”) with Panda Energy Management, LP (“Energy Management”). Energy Management is a wholly-owned subsidiary of Panda Energy International, Inc., the Company’s founder and largest stockholder, which owns approximately 46% of the Company’s outstanding stock.

The Transition Services Agreement, dated as of June 7, 2006 and amended as of October 7, 2006, was originally executed by Panda Ethanol, Inc., a Delaware corporation (“Panda Ethanol–Delaware”), and Energy Management, and was assumed by us in connection with the merger of Panda Ethanol–Delaware with and into Cirracor, Inc., a Nevada corporation. The Transition Services Agreement provides for the provision or coordination of certain administrative services between Ethanol Management and Energy Management.

The Amendment extends the term of the provision of various general administrative services, including tax, human resources, government reporting, accounting, employee heath and safety, financial (including cash management and insurance), general corporate, legal, development and facilities, corporate communications, corporate travel and provision of aircraft, and certain executive office functions services, subject to extension upon written notice from Ethanol Management to Energy Management.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Second Amendment to Transition Services Agreement, dated as of March 30, 2007 between Panda Energy Management, L.P. and Panda Ethanol Management, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2007

PANDA ETHANOL, INC.

By:	/s/ Michael Trentel
Michael Trentel Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Transition Services Agreement, dated as of March 30, 2007 between Panda Energy Management, L.P. and Panda Ethanol Management, LLC.